Exhibit 99.1

Investor Presentation November 15 , 202 2

Forward - Looking Statements This communication contains “forward - looking statements” as defined in the Private Securities Litigation Reform Act of 1995 . These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words . Examples of forward - looking statements include, among others, statements we make regarding : guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings ; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses ; anticipated levels of capital expenditures in future periods ; our ability to successfully realize cost savings initiatives and transition services expenses ; our belief that we have sufficient liquidity to fund our ongoing business operations ; expectations of the effect on our financial condition of claims, litigation, environmental costs, the impact of inflation, the impact of foreign currency fluctuations, the COVID - 19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings ; and our strategy for customer retention, growth, product development, market position, financial results, and reserves . Forward - looking statements are neither historical facts nor assurances of future performance . Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions . Because forward - looking statements relate to the future, they are difficult to predict and many of which are outside of our control . Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward - looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10 - K, along with our other filings with the U . S . Securities and Exchange Commission (“SEC”) . However, those factors should not be considered to be a complete statement of all potential risks and uncertainties . Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations . Forward - looking statements are based only on information currently available to our management and speak only as of the date of this communication . We do not assume any obligation to publicly provide revisions or updates to any forward - looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws . Please consult our public filings with the SEC or on our website at www . clarivate . com . Non - GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Standalone Adjusted EBITDA, and Organic /Inorganic Revenues because they are a basis upon which our management assesses our performance , and we believe they reflect the underlying trends and indicators of our business . Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability , performance and liquidity . In addition, these financial measures may not be comparable to similar measures used by other companies . At the Appendix to this presentation, we provide further descriptions of these non - GAAP measures and reconciliations of these non - GAAP measures to the corresponding most closely related GAAP measures . Safe Harbor Statement and Non - GAAP Financial Measures 2 © 2022 Clarivate Plc. All rights reserved.

3 Q3 2022 Business Highlights FINANCIAL RESULTS KEY HIGHLIGHTS adj. FCF adj. EBITDA revenues adj. diluted EPS $636 million $272 million $194M from prior year 1.2% organic growth $82M from prior year 42.7% margin 1 3 4 5 6 >4% organic growth in subscription revenue offset by softness in LS&H transactional products $157 million $100M from prior year 58% profit conversion 20₵ 4₵ from prior year Refined One Clarivate Strategy Completed Leadership Transition Modified Segment Reporting Prioritized 2 Major LS&H Innovations Assessed Growth Potential See the Appendix for a reconciliation of GAAP to Non - GAAP measures . 2 Managed Portfolio via Divestiture © 2022 Clarivate Plc. All rights reserved.

1 2 3 4 5 6

Completed Leadership Transition

Key Observations

Highly talented team
Exceptional colleagues across a diverse range of disciplines

Exceptional assets
Mission critical solutions, with best-in-class data

Diverse markets
Strong end markets underpinned by innovation

Resilient business model
High recurring revenue, strong retention, large TAM

Key Priorities

Colleagues and culture
Capitalize on our incredible talent across the organization

Customer Success
Sharp focus on enabling innovation for our customers

One Clarivate strategy
Execute on enterprise strategy, to accelerate growth

Shareholder value
Drive and enhance value for shareholders


Seoul, South Korea


Penang, Malaysia


Bangalore, India


Boston, USA


Chandler, USA


London, UK

Our team coming together to serve our customers and create value for our shareholders

Clarivate™
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© 2022 Clarivate Plc. All rights reserved.

Managed Portfolio via Divestiture of MarkMonitor 5 Transaction closed on October 31 st and proceeds used to repay portion of term loans PRODUCTS SCIENCE SOLD OUTSIDE OF LS&HC STRATEGIC RATIONALE • Suboptimally aligned with our core competencies • Enables improved focus on our core IP business • Empowers product development and innovation teams to build upon our market - leading IP intelligence, IP lifecycle management, and IP services solutions Domain management Domain security SSL certificate management .Brand TLT services Domain consulting services FINANCIALS • All cash sale proceeds of $302.5 million; $10.6 million expected after deferred closings • Annual revenue and Adj. EBITDA of ~$80 million and ~$35 million, respectively 1 2 3 4 5 6 © 2022 Clarivate Plc. All rights reserved.

1 2 3 4 5 6

Modified Segment Reporting

Segments [1]	Key Offerings
Academia & Government ~48%	ProQuest One™ Academic ProQuest Ebook Central™ Primo™ Web of Science™ Alma™ EndNote™
Life Sciences & Healthcare ~17%	Cortellis™ HDS MedTech360 Dialog™ Drug Safety Triager™ Patient Connect™
Intellectual Property ~35%	Derwent™ CompuMark™ Darts-ip™ Innography™ Renewals IP Folio™

Previously Science Segment

Regional Presence [1]


~56%
Americas
~26%
EMEA
~18%
APAC

Solutions

Enriched Data
Provide comprehensive content collections powered by software

Analytics & Insights
On demand predictive analytics capabilities to inform critical decision making

Workflow Software (SaaS)
Automate workflows to effectively manage resource allocation

Expert Services
Provide expert services to support business critical decisions and processes

Aligned segments to drive performance across the enterprise and position to unlock value

Clarivate™

[1] Share of revenue based on 2022 outlook of $2.6B.

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© 2022 Clarivate Plc. All rights reserved.

Assessed Growth Potential 7 Significant opportunity to expand organic growth across all three segments … Segments 1 Baseline Growth 2 Market Growth 3 Growth Opportunity ~2% Academia & Government ~4% ~2% ~$1.3B ~$2.6B ~48% ~6% Life Sciences & Healthcare ~10% ~4% ~$0.4B ~3% Intellectual Property ~6% ~3% ~$0.9B ~17% ~35% ~3% ~6% ~3% 1 Based on 2022 full year revenue outlook of ~$2.6B. 2 Baseline growth based on 3 - year CAGR 2019PF – 2022F pro forma for acquisitions and divestitures at constant currency. 3 Company analysis of SAM (serviceable addressable market). 1 2 3 4 5 6 © 2022 Clarivate Plc. All rights reserved.

1 2 3 4 5 6

Refined One Clarivate Strategy

Growth Acceleration Framework

Priority Pillars

#1 Execute industry focused & customer-centric go-to-market model positioning our full business value

#2 Leverage interconnected data for customer personas via accessible solutions & software-enabled content

#3 Go beyond data delivering insights & predictive analytics to unleash innovation

#4 Enable business processes and decision support through essential workflow solutions

#5 Serve as a trusted partner, offering value-add services & strategic guidance

Foundational values

- Best-in-class experience drives customer delight at every touchpoint
- Stakeholder focus delivering exceptional outcomes for our environment, colleagues, communities, and shareholders

… by expanding One Clarivate beyond go-to-market to catalyze product and service innovation

Clarivate™
8
© 2022 Clarivate Plc. All rights reserved.

1 2 3 4 5 6

Prioritized 2 Major LS&H Innovations

Real World Data Platform

- Improving **accessibility of real-world data** and delivering value-add insights through **platform-based self-service solutions**
- Development of **next generation solutions** to address **high value use cases** for drug commercialization
- Capitalize on market need for **broader and connected insights** to fuel **R&D productivity** and improved patient outcomes

Interconnected data

Insights & advanced analytics

Pharmacovigilance

- Partnering with our customers to **streamline regulatory compliance** across the **drug safety workflow**
- Bringing together our **unique portfolio of drug safety assets** from recent acquisitions (Dialog & Bioinfogate)
- Capitalize on **increasing emphasis** from global **regulatory authorities** on pharmacovigilance

Interconnected data

Enable business processes

Trusted partner

Allocating capital to drive product innovation in highest growth segment

Clarivate™

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© 2022 Clarivate Plc. All rights reserved.

FY 2022 Updated Outlook

- Mid-point of revenue range assumes Q4 organic growth rate is flat and the USD strengthens sequentially an additional 5%
- $100m revenue decline from prior guidance contemplates MarkMonitor sale, which closed on Oct 31st of ~$(15)m, translational Fx impact of strong USD of ~$(45)m, and growth shortfall of ~$(40)m, which is largely transactional sales ~$(25)m and consulting services ~$(15)m primarily concentrated in the LS&H segment

Updated Full Year Guidance Ranges

	Low	Midpoint	High
Organic Growth	1.5%	~2.5%	3.5%
Revenues	$2,600M	~$2,630M	$2,660M
Adj. EBITDA	$1,050M	~$1,075M	$1,100M
Adj. EBITDA Margin	40.5%	~41%	41.5%
Adj. FCF	$500M	~$525M	$550M
Adj. Diluted EPS	75¢	~80¢	85¢

●--● Updated Guidance Range
● Midpoint

Revised guidance contemplates divestiture, Fx, and softer LS&H transactional sales

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

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© 2022 Clarivate Plc. All rights reserved.

$- $100 $200 $300 $400 $500 $600 $700 $800 Q1 '21A Q2 '21A Q3 '21A Q4 '21A Q1 '22A Q2 '22A Q3 '22A Q4 '22F A&G Revenue LS&H Revenue IP Revenue ▪ Improved discipline around late renewals drove higher organic growth in Q1 ’21 (and FY '21) for A&G segment, which suppressed Q1 '22 (and YTD '22) organic growth for A&G ▪ A&G and IP segments affected by seasonality of transactional and re - occurring order types, but to a much lesser extent than LS&H ▪ While ProQuest is excluded from A&G organic growth, it has had a meaningful impact on the segment’s profit margin on a pre - cost synergy basis; profitability gap between A&G and the other segments will close as cost synergies are fully realized Segment Financial Trends 11 New segment reporting provides greater transparency into operating results Source – refer to separate exhibit in 8 - K filing with recast segment information See the Appendix for a reconciliation of GAAP to Non - GAAP measures . 2022F represents mid - point of full - year outlook. $ millions Revenue Profit Margin 2021 FY OG% A&G 4.2 % LS&H 6.5% IP 3.3% CLVT 4.5% 2022 YTD OG% A&G 1.5 % LS&H 6.1% IP 3.2% CLVT 3.4% 2021 FY PM% A&G 52.9 % LS&H 34.8% IP 40.7% CLVT 42.6% 2022 YTD PM% A&G 36.9 % LS&H 38.3% IP 46.9% CLVT 40.7% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% Q1 '21A Q2 '21A Q3 '21A Q4 '21A Q1 '22A Q2 '22A Q3 '22A A&G Margin % LS&H Margin % IP Margin %

Capital Structure

- Anticipate utilizing FCF, MarkMonitor sale proceeds, and cash on hand to deleverage by ~$0.5B in Q4
- Expect to continue to prioritize deleveraging in 2023
- Swapped remaining portion of the original tranche of TLB (no floor) from floating to fixed in August taking fixed to floating mix to 75/25 by year end after Q4 debt pay down (TLB & CFR)
- No debt maturities or mandatory pre-payments for the next 4 years (Q4 2026)

2022 Capital Allocation [1]

$ millions


$35
$75
$175
$500
$115
Preferred Dividend
Stock Buy Back
M&A
Debt Pay Down
Other

Total Debt / Net Leverage

$ billions


$1.7
$3.5
$5.5
$5.0
5.0x
4.7x
4.6x
~4.5x
2019A
2020A
2021A
2022F
2023T
Total Debt
Net Leverage

Interest Rate Mix


6/30/2022A
12/31/2022F
55%
45%
25%
75%
Floating Rate
Fixed Rate

Debt Maturity [2]

$ billions


~5.5% WACD
$3.2
$0.7
$2.5
$0.9
$0.9
2023-2025
2026
2027
2028
2029
Term Loans
Notes
Undrawn Revolver

Continue to strengthen balance sheet and mitigate interest rate risk

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

[1] Includes ~$525m of adjusted free cash flow, ~$265m proceeds from sale of MarkMonitor and ~$110m of cash on hand.

[2] Debt maturity based on Dec 2022 projected debt balance. 5.5% WACD at peak forward curve of ~5% Libor.

12

© 2022 Clarivate Plc. All rights reserved.

13 Investment Highlights Mission critical products Global and diverse customer base ~80% recurring revenue >90% retention rates >40% profit margin ~50% cash flow conversion Information services compounder poised to accelerate organic growth and financial returns © 2022 Clarivate Plc. All rights reserved.

APPENDIX

This presentation contains financial measures which have not been calculated in accordance with generally accepted accounting principles in the United States of America (“ US GAAP “) , including Organic/Inorganic Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Adjusted Free Cash Flow because they are a basis upon which our management assesses our performance , and we believe they reflect the underlining trends and indicators of our business . Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company as of January 1 , 2021 at constant currency . Inorganic revenues illustrates via growth in the business via acquisitions . Adjusted EBITDA Adjusted EBITDA represents net loss before the provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude the acquisition or disposal - related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share - based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains (losses), transformational and restructuring expenses, acquisition - related adjustments to deferred revenues, non - operating income or expense, the impact of certain non - cash, mark - to - market adjustments on financial instruments, legal settlements and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period . In evaluating Adjusted EBITDA , you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments . The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all . Presentation of Certain Non - GAAP Financial Measures © 2022 Clarivate Plc. All rights reserved.

Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP has limitations as an analytical tool, and you should not consider Adjusted EBI TDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may hav e to be replaced in the future – all non - cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other co mpanies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estim ate s that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net plus the impact of the deferred revenue purchase accounting adjustments relating to acquisitions prior to 2021. Presentation of Certain Non - GAAP Financial Measures © 2022 Clarivate Plc. All rights reserved.

Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company . We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period . Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal - related transaction costs (such costs include net income from continuing operations before the provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share - based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), transformational and restructuring expenses, acquisition - related adjustments to deferred revenues, the impact of certain non - cash mark - to - market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments . We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period . Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31 , 2019 , and the indentures governing our secured notes due 2026 issued by Camelot Finance S . A . and guaranteed by certain of our subsidiaries, and the indentures governing the secured and unsecured notes issued by Clarivate Science Holdings Corporation in August 2021 , respectively . In addition, the credit facilities and the indentures contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters . These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants . Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented . Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the credit facilities and the indentures and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business . It is also utilized by Management and the Compensation Committee of the Board of Directors as an input for determining incentive payments to employees . Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our Consolidated Net Loss for the trailing 12 - month period (defined in the credit facilities and the indentures as our U . S . GAAP net income adjusted for certain items specified in the credit facilities and the indentures) adjusted for items including : taxes, interest expense, depreciation and amortization, non - cash charges, including goodwill impairment, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run - rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the secured notes due in 2026 and earnout obligations incurred in connection with an acquisition or investment . Presentation of Certain Non - GAAP Financial Measures © 2022 Clarivate Plc. All rights reserved.

Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision - making and believe free cash flow and adjusted free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt . Free cash flow is calculated using net cash provided by operating activities, less capital expenditures . Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease - exit activities, payments related to the CPA Global equity plan, transaction related costs, interest on debt held in escrow, debt issuance costs, and other one - time payments that the Company does not consider indicative of its ongoing operating performance . Presentation of Certain Non - GAAP Financial Measures © 2022 Clarivate Plc. All rights reserved.

Reconciliation of Non - GAAP Financial Measures (QTD) 1 Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers , as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Three Months Ended September 3 0 , Total Variance (Dollars) Total Variance (Percentage) Acquisitions FX Impact Organic (in millions, except percentages); (unaudited) 2022 2021 Subscription revenues $ 40 8 . 3 $ 2 46.5 $ 16 1.8 6 6.6% 68.4% (7.0) % 4.3 % Re - occurring revenues 1 02.7 110.4 (7.7) (7.0) % — % (9.4) % 2.4 % Transactional and other revenues 1 25.0 85.3 39.7 46.5% 60.5% (4.6) % (9.4) % Deferred revenues adjustment (1) ( 0. 3) (0.1) (0 . 2) (200.0) % (200.0) % — % — % Revenues, net $ 6 35.7 $ 4 42.1 $ 193.6 43.8% 49.7% (7.1) % 1.2 % The following tables present the amounts of our subscription , re - occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods . 19 © 2022 Clarivate Plc. All rights reserved.

Reconciliation of Non - GAAP Financial Measures ( Y TD) 1 Certain prior period reported amounts have been reclassified to conform to current period presentation . 2 Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers , as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Nine Months Ended September 3 0 , Total Variance (Dollars) Total Variance (Percentage) Acquisitions FX Impact Organic (in millions, except percentages); (unaudited) 2022 2021 1 Subscription revenues $ 1,220.7 $ 728.9 $ 491.8 6 7 . 5% 68.7% (5.0)% 3.8 % Re - occurring revenues 329.2 333.6 (4.4) (1 . 3) % — % ( 7 . 5 ) % 6.1 % Transactional and other revenues 435.5 258.2 177.3 68.7% 73.4% (3.6) % (1.1) % Deferred revenues adjustment 2 ( 0. 9) ( 4 . 5 ) 3. 6 80.0% 80.0% — % — % Revenues, net $ 1,984.5 $ 1,316.2 $ 668.3 5 0.8% 5 2.7% (5.4) % 3.4 % The following tables present the amounts of our subscription , re - occurring, and transactional and other revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods . 20 © 2022 Clarivate Plc. All rights reserved.

Descriptions Adjusted EBITDA adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers, as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs . 3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global programs . Refer to Note 21 - Restructuring and Impairment in Item 1 , Financial Statements and Supplementary Data, for further information . 4. Reflects mark - to - market adjustments on financial instruments under ASC 815 , Derivatives and Hedging . Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash . In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings . 5. Primarily includes the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect our ongoing operating performance . Reconciliation of Non - GAAP Financial Measures 21 Net Income ( Loss ) to Adjusted EBITDA Three Months Ended September 3 0 , Nine Months Ended September 30, (in millions); (unaudited) 2022 2021 2022 2021 Net income ( loss ) to attributable to ordinary shares $ (4,434.4) $ 6.0 $ (4,339.9) $ (181.5) Dividends on preferred shares 18. 9 22.4 56.3 22.4 Net income ( loss ) (4,415.5) 28.4 (4,283.6) (159.1) Provision (benefit) for income taxes 22.1 3.7 48.9 12.2 Interest expense and amortization of debt discount, net 71.5 65.3 193.3 141.2 EBIT (4,321.9) 97.4 (4,041.4) 5.7 Depreciation and Amortization 1 69.7 13 0 . 7 521.7 392.6 Deferred revenues adjustment (1) 0. 3 0.1 0.9 4.5 Transaction related costs (2) (3 . 7) 16.4 8.1 7.4 Share - based compensation expense 20.8 10.6 79.9 107.7 Restructuring and impairment (3) 26.0 7.1 56.9 125.7 Goodwill impairment 4,448.6 — 4,448.6 — Mark - to - market (gain) loss on financial instruments (4) (53.3) (83.0) (202.7) (113.2) Other (5) (14.9) 10.7 (63.7) 24.8 Adjusted EBITDA $ 2 71.6 $ 190.0 $ 808.3 $ 543.8 Adjusted EBITDA Margin 42.7% 43.0% 40.7% 41.2% © 2022 Clarivate Plc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net loss attributable to ordinary shares	$ (312.0)	$ (350.6)	$ (258.6)
Dividends on preferred shares	41.5	—	—
Net loss	(270.4)	(350.6)	(258.6)
Provision (benefit) for income taxes	12.3	(2.7)	10.2
Interest expense and amortization of debt discount, net	252.5	111.9	157.7
EBIT	(5.6)	(241.4)	(90.7)
Depreciation and amortization	537.8	303.2	200.5
Deferred revenues adjustment(1)	4.0	23.1	0.4
Transaction related costs(2)	46.2	99.3	46.2
Share-based compensation expense	139.6	70.5	51.4
Gain on sale of TechStreet	—	(28.1)	—
Legal settlement	—	—	(39.4)
Impairment on assets held for sale	—	—	18.4
Restructuring and impairment(3)	129.5	56.1	15.7
Mark-to-market (gain) loss on financial instruments(4)	(81.3)	205.1	47.7
Other(5)	30.4	(1.1)	43.9
Adjusted EBITDA	$ 800.4	$ 486.6	$ 294.1
Adjusted EBITDA Margin	42.6 %	38.1 %	30.2 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, *Accounting for Contract Assets and Contract Liabilities from Contracts with Customers*. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the year ended 2021.
2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Reflects costs primarily to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued, as well as the addition of a new One Clarivate Program, which was an approved restructuring action to streamline operations within targeted areas of the Company. Additionally, during the years ended December 31, 2021, 2020 and 2019, we incurred impairment charges taken on right-of-use assets of $57.3, $4.8 and $0 respectively, related to the ceased use and exit of leased properties.
4. Reflects mark-to-market adjustments on financial instruments under Accounting Standards Codification 815, *Derivatives and Hedging*. Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 YTD detail also includes an accrual of $8.0 for a legal case. The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor. The 2019 detail includes payments to Thomson Reuters under the Transition Services Agreement. For both 2020 and 2019, it consists of costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include primarily transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general and administrative costs in our statement of operations, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. These costs were largely completed by the end of 2020.

Clarivate™

22

© 2022 Clarivate Plc. All rights reserved.

Descriptions Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers, as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . 2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs . 3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global programs . 4. Reflects mark - to - market adjustments on financial instruments under ASC 815 , Derivatives and Hedging . Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash . In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings . 5. Includes primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect our ongoing operating performance . 6. Represents the acquisition Adjusted EBITDA for the period beginning October 1 , 2021 through the respective acquisition date of each acquired business to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period . 7. Reflects the estimated annualized run - rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions . Twelve Months Ended September 3 0 , (in millions); (unaudited) 2022 Net loss attributable to ordinary shares $(4,470.3) Dividends on preferred shares 75.4 Net income (4,394.9) Provision for income taxes 49.0 Depreciation and amortization 667.0 Interest expense and amortization of debt discount, net 304.6 Deferred revenues adjustment (1) 0. 4 Transaction related costs (2) 46.8 Share - based compensation expense 1 11.7 Restructuring and impairment (3) 60.7 Goodwill impairment 4,448.6 Mark - to - market (gain) loss on financial instruments (4) (170.8) Other (5) (58.2) Adjusted EBITDA $ 1,064 . 9 Realized foreign exchange loss 6.0 ProQuest Adjusted EBITDA impact (6) 49.0 Patient Connect Adjusted EBITDA impact (6) (0. 1 ) Cost savings (7) 62.6 Standalone Adjusted EBITDA $ 1, 182.4 Reconciliation of Non - GAAP Financial Measures 23 Net Loss to Standalone Adjusted EBITDA © 2022 Clarivate Plc. All rights reserved.

Descriptions Adjusted Net Income and Adjusted Diluted EPS adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers, as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . 2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs . 3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global programs . 4. Reflects mark - to - market adjustments on financial instruments under ASC 815 , Derivatives and Hedging . Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash . In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings . 5. Includes primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect our ongoing operating performance . 6. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1 , 2021 . Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition . 24 Reconciliation of Non - GAAP Financial Measures (QTD) Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS Three Months Ended September 3 0 , 2022 202 1 (in millions, except shares and per share amounts); (unaudited) Amount Per Share Amount Per Share Net loss attributable to ordinary shares, diluted $ (4,483.4) $ (6.64) $ (77.0) $ (0.12) Change in fair value of private placement warrants 49.0 0. 07 83.0 0.13 Net income (loss) attributable to ordinary shares (4,434.4) (6.58) 6.0 0.01 Dividends on preferred shares 18.9 0.0 3 22.4 0.03 Net income (loss) (4,415.5) (6.54) 28.4 0.04 Deferred revenues adjustment (1) 0. 3 — 0.1 — Transaction related costs (2) (3.7) ( 0.0 1) 16.4 0.0 2 Share - based compensation expense 20.8 0. 03 10.5 0. 02 Amortization related to acquired intangible assets 141.2 0. 21 110.9 0. 16 Restructuring and impairment (3) 26.0 0.0 4 7.1 0. 01 Goodwill impairment 4,448.6 6.59 — — Mark - to - market (gain) loss on financial instruments (4) (53.3) (0. 08) (83.0) (0.12) Interest on new debt held in escrow (6) — — 27.7 0.04 Other (5) (14.9) (0.0 3 ) 10.8 0.02 Income tax impact of related adjustments (5.8) (0.01) (15.3) (0.0 2 ) Adjusted net income and Adjusted Diluted EPS $ 143.7 $ 0. 20 $ 113.6 $ 0. 16 Adjusted weighted average ordinary shares (Diluted) 732,929,896 699,822,054 © 2022 Clarivate Plc. All rights reserved.

Descriptions Adjusted Net Income and Adjusted Diluted EPS adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers, as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to 2021 . 2. Includes costs incurred to complete business combination transactions, which was comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs . 3. Primarily reflects costs related to restructuring and impairment associated with One Clarivate, ProQuest and CPA Global programs . 4. Reflects mark - to - market adjustments on financial instruments under ASC 815 , Derivatives and Hedging . Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash . In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings . 5. Includes primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect our ongoing operating performance . 6. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1 , 2021 . Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition . 25 Reconciliation of Non - GAAP Financial Measures (YTD) Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS Nine Months Ended September 3 0 , 2022 202 1 (in millions, except shares and per share amounts); (unaudited) Amount Per Share Amount Per Share Net loss attributable to ordinary shares, diluted $ (4,530.6) $ (6.66) $ (294.7) $ (0. 47 ) Change in fair value of private placement warrants 190.7 0. 28 113.2 0.18 Net income (loss) attributable to ordinary shares (4,339.9) (6.38) (181.5) (0. 29 ) Dividends on preferred shares 56.3 0.0 8 22.4 0.04 Net income (loss) (4,283.6) (6.29) (159.1) (0. 25 ) Deferred revenues adjustment (1) 0. 9 — 4 . 5 0.01 Transaction related costs (2) 8.1 0.0 1 7.4 0.01 Share - based compensation expense 79.9 0. 12 107.7 0.17 Amortization related to acquired intangible assets 437.1 0. 64 333.1 0.51 Restructuring and impairment (3) 56.9 0.0 8 125.7 0.19 Goodwill impairment 4,448.6 6.54 — — Mark - to - market (gain) loss on financial instruments (4) (202.7) (0. 30 ) (113.2) (0.17) Interest on debt held in escrow (6) — — 29.1 0.04 Other (5) (63.7) (0. 14 ) 24.8 0.0 4 Income tax impact of related adjustments (17.5) (0.03) (48.1) (0.0 7 ) Adjusted net income and Adjusted Diluted EPS $ 464.0 $ 0. 63 $ 312.0 $ 0. 49 Adjusted weighted average ordinary shares (Diluted) 739,041,988 647,508,021 © 2022 Clarivate Plc. All rights reserved.

Descriptions Adjusted Net Income and Adjusted Diluted EPS adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No . 2021 - 08 , Accounting for Contract Assets and Contract Liabilities from Contracts with Customers . In the fourth quarter of 2021 , Clarivate adopted ASU No . 2021 - 08 which allows an acquirer to account for the related revenue contracts in accordance with ASC 606 , Revenue from Contracts with Customers, as if it had originated the contracts . This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021 . 2. Includes costs incurred to complete business combination transactions, which were comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs . This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions . 3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020 , as well as the approved One Clarivate and ProQuest restructuring programs in 2021 . This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019 , to streamline our operations by simplifying our organization and focusing on two segments . 4. Reflects mark - to - market adjustments on our private placement warrant financial instruments . In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings . 5. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1 , 2021 . Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition . 6. Includes primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items that do not reflect our ongoing operating performance . The 2021 detail also includes an accrual of $ 8 . 0 for a legal case . The 2020 detail includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost - savings initiatives . These costs were largely wound down by the end of 2020 . 26 Reconciliation of Non - GAAP Financial Measures Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS Year Ended December 31, Year Ended December 31, 2021 2020 (in millions, except shares and per share amounts) ; (unaudited) Amount Per Share Amount Per Share Net loss attributable to ordinary shares, diluted $ (3 93 . 3 ) $ (0.61) $ (350.6) $ (0.82) Change in fair value of private placement warrants 81 . 3 0.12 — — Net loss attributable to ordinary shares (312.0) (0.49) (350.6) (0.82) Dividends on preferred shares 41.5 0.06 — — Net loss (270.4) (0.43) (350.6) (0.82) Deferred revenues adjustment (1) 4.0 0.01 23.1 0.05 Transaction related costs (2) 46.2 0.07 99.3 0.22 Share - based compensation expense 139.6 0.21 70.5 0.16 Amortization related to acquired intangible assets 450.5 0.67 237.0 0.53 Restructuring and impairment (3) 129.5 0.19 56.1 0.13 Mark - to - market (gain) loss on financial instruments (4) (81.3) (0.12) 205.1 0.46 Debt extinguishment costs and refinancing related costs — — 8.6 0.02 Gain on sale of Techstreet — — (28.1) (0.06) Interest on new debt held in escrow (5) 95.8 0.14 — — Other (6) 30.4 0.05 (1.1) — Income tax impact of related adjustments (62.4) (0.09) (30.7) (0.07) Adjusted net income and Adjusted Diluted EPS $ 481.7 $ 0.72 $ 289.1 $ 0.64 Adjusted weighted average ordinary shares (Diluted) 670,399,061 448,875,052 © 2022 Clarivate Plc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net cash provided by operating activities	$ 207.8	$ 43.8	$ 372.4	$ 305.5
Capital expenditures	(67.4)	(24.2)	(156.5)	(86.2)
Free cash flow	**$ 140.4**	**$ 19.6**	**$ 215.9**	**$ 219.3**
Cash paid for CPA Global equity plan[1]	—	—	150.7	—
Cash paid for restructuring costs[2]	11.7	17.1	33.4	65.8
Cash paid for transaction related costs[3]	4.0	12.4	11.9	21.2
Cash paid for other costs[4]	0.5	0.2	2.8	1.5
Cash paid for debt issuance costs	—	7.8	—	7.8
Adjusted free cash flow	**$ 156.6**	**$ 57.1**	**$ 414.7**	**$ 315.6**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Includes cash funded by a trust related to CPA Global Equity Plan payout upon vesting.
2. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the One Clarivate, ProQuest and CPA Global programs.
3. Includes cash paid for costs incurred to complete business combination transactions, which are comprised of acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
4. Includes cash paid for other costs that do not reflect our ongoing operating performance.

Clarivate™

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© 2022 Clarivate Plc. All rights reserved.

Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net cash provided by operating activities	$ 323.8	$ 263.5	$ 117.6
Capital expenditures	(118.5)	(107.7)	(69.8)
Free cash flow	**$ 205.2**	**$ 155.8**	**$ 47.8**
Cash paid for restructuring costs[1]	80.3	26.0	—
Cash paid for transaction related costs[2]	78.2	95.8	45.1
Cash paid for transition, integration and other costs[3]	1.6	20.3	40.9
Cash paid (received) for transition services agreement[4]	—	(2.2)	12.0
Cash paid for debt issuance costs	57.8	7.7	—
Cash paid for interest held in escrow[5]	36.3	—	—
Cash received for hedge accounting transactions	—	(1.7)	—
Cash received for legal settlement	—	—	(45.3)
Adjusted free cash flow	**$ 459.4**	**$ 301.7**	**$ 100.5**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG, CPA Global and ProQuest, as well as the One Clarivate program. This includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities, as well as advisory, legal, and other professional and consulting costs.
3. Consist of cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016, which related to the implementation of our standalone company infrastructure in connection with our cost-savings initiatives, which were mostly completed by December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.
4. In 2020, we entered into a new transition services agreement, offset by the reverse transition services agreement from the sale of MarkMonitor assets. This includes payments to Thomson Reuters, that were made in 2019, under the Transition Services Agreement.
5. Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the pending acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, it was considered as part of the transaction costs associated with the acquisition.

Clarivate™

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© 2022 Clarivate Plc. All rights reserved.

Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Year Ending December 31, Total Variance (Dollars) Total Variance (Percentage) Acquisitions Disposal FX Impact Organic (in millions) 2022 Outlook mid - point 2021 Revenues, net $ 2, 63 0.0 $ 1,876.9 $ 75 3.1 40 . 1% 4 4 . 8% (0.7) % (6.4) % 2 .5 % Descriptions 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5 . 25 % of the liquidation preference of $ 100 per share . For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends . 2. Reflects the deferred revenues adjustment made as a result of acquisition accounting associated with businesses that were acquired prior to January 1 , 2021 . 3. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022 . 4. Includes CPA Global Equity Plan compensation expense . 29 Reconciliation of Non - GAAP Financial Measures The following table presents our calculation of Revenues, net for the 2022 outlook : Revenues, Net Adjusted EBITDA The following table presents our calculation of Adjusted EBITDA for the 2022 outlook and reconciles this measure to our Net income (loss) for the same period : © 2022 Clarivate Plc. All rights reserved. Year Ending December 31, 2022 (Forecasted) Low High (in millions) Net income ( loss ) attributable to ordinary shares $(4,456.2) $(4,406.2) Dividends on preferred shares (1) 75.5 75.5 Net income (loss) (4,380.8) (4,330.8) Provision for income taxes 70.8 70.8 Depreciation and amortization 694.8 694.8 Interest expense and amortization of debt discount, net 272.0 272.0 Deferred revenue adjustment (2) 0. 9 0.9 Restructuring and impairment (3) 63.9 63.9 Transaction related costs 29.7 29.7 Goodwill impairment 4,448.6 4,448.6 Mark to market adjustment on financial statements (202.7) (202.7) Share - based compensation expense (4) 11 6 . 4 116.4 Other (63.7) (63.7) Adjusted EBITDA $ 1, 050 .0 $ 1, 100 .0 Adjusted EBITDA margin 40.5% 41.5%

Descriptions Adjusted Diluted EPS Adjustments 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5 . 25 % of the liquidation preference of $ 100 per share . For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends . 2. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022 . 3. Includes CPA Global Equity Plan compensation expense . 4. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if - converted” method of share dilution . 30 Reconciliation of Non - GAAP Financial Measures The following table presents our calculation of Adjusted Diluted EPS for the FY2022 Outlook and reconciles this measure to our Net income (loss) per share for the same period: Net Income ( Loss ) Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS © 2022 Clarivate Plc. All rights reserved. Year Ending December 31, 2022 (Forecasted) Low High Per Share Per Share Net income ( loss ) attributable to ordinary shares $ ( 6 . 02 ) $ (5.95) Dividends on preferred shares (1) 0.10 0.10 Net income (loss) (5.92) (5.85) Restructuring and impairment (2) 0. 09 0. 09 Transaction related costs 0.04 0.04 Share - based compensation expense (3) 0.16 0.16 Amortization related to acquired intangible assets 0. 78 0. 77 Mark to market adjustment on financial instruments (0.27) (0.27) Goodwill impairment 6.01 6.01 Other (0. 10 ) (0. 06) Income tax impact of related adjustments (0.04) (0.04) Adjusted Diluted EPS $ 0. 75 $ 0. 85 Weighted average ordinary shares (Diluted) (4) 7 40 million

Year Ending December 31, 2022 (Forecasted) (in millions) Low High Net cash provided by operating activities $ 460 . 0 $ 510 . 0 Capital expenditures ( 205 .0) ( 205 .0 ) Free Cash Flow $ 255 . 0 $ 305 . 0 Cash paid for restructuring costs (1) 55.0 55.0 Cash paid for CPA Global equity plan (2) 1 56 .0 156.0 Cash paid for transaction and other related costs 34.0 34.0 Adjusted Free Cash Flow $ 500 .0 $ 550 .0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring associated with the ProQuest acquisition in 2022 . 2. Includes cash funded by a trust related to the CPA Global Equity Plan payout upon vesting . The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the FY2022 Outlook and reconciles this measure to our Net cash provided by operating activities for the same period: 31 Reconciliation of Non - GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow © 2022 Clarivate Plc. All rights reserved.